Registration No. 333-

As filed with the Securities and Exchange Commission on November 20, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lions Gate Entertainment Corp.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

250 Howe Street, 20th Floor

Vancouver, British Columbia V6C 3R8

and

2700 Colorado Avenue

Santa Monica, California 90404

(310) 449-9200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wayne Levin

General Counsel and Chief Strategic Officer

Lions Gate Entertainment Corp.

2700 Colorado Avenue

Santa Monica, California 90404

(310) 449-9200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Linda Giunta Michaelson, Esq.

Sheppard, Mullin, Richter & Hampton LLP

1901 Avenue of the Stars, Suite 1600

Los Angeles, California 90067

(310) 228-3700

(Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common shares, no par value	1,517,451(1)	$37.10(2)	$56,297,432.10	$5,669.15

(1)	In the event of a stock split, stock dividend or similar transaction involving the common shares of the registrant, in order to prevent dilution, the number of common shares registered hereby shall be automatically adjusted to cover the additional common shares in accordance with Rule 416 under the Securities Act.
(2)	Estimated solely for purposes of the registration fee for this offering in accordance with Rule 457(c) of the Securities Act on the basis of the average of the high and low prices of the registrant’s common shares on the New York Stock Exchange on November 19, 2015.

PROSPECTUS

Lions Gate Entertainment Corp.

1,517,451 Common Shares

This prospectus relates to the resale of up to 1,517,451 common shares of Lions Gate Entertainment Corp. that may be offered and sold from time to time by the selling shareholders named in this prospectus. For information on the selling shareholders, please see the section entitled “Selling Shareholders” beginning on page 6 of this prospectus. The selling shareholders acquired the shares offered for resale under this prospectus in connection with our November 2015 purchase from the selling shareholders, or certain of their affiliates, of limited liability company interests, representing a majority of the outstanding limited liability company interests of Pilgrim Media Group, LLC.

We will not receive any proceeds from the sale of the common shares covered by this prospectus.

The selling shareholders identified in this prospectus will pay any underwriting discounts and commissions and transfer taxes incurred by them in disposing of the shares, as well as the fees and expenses of their counsel. We will pay all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus.

The selling shareholders identified in this prospectus, or their pledgees, donees, assignees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Our common shares are traded on the New York Stock Exchange, or NYSE, under the symbol “LGF.” On November 19, 2015, the closing price of our common shares as reported on NYSE was $36.22 per share. You are urged to obtain current market quotations for our common shares.

Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 20, 2015

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, the selling shareholder may sell our common shares. This prospectus provides you with a general description of the securities the selling shareholder may offer. Each time the selling shareholder sells securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information.”

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, the accompanying supplement to this prospectus and any free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or any free writing prospectus. This prospectus, the accompanying supplement to this prospectus and any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying supplement to this prospectus or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, the accompanying prospectus supplement or any free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any accompanying prospectus supplement or any free writing prospectus is delivered or securities are sold on a later date.

Unless expressly stated or the context otherwise requires, the terms “Lions Gate”, “Lionsgate”, “we”, “our”, “us” and the “Company” refer to Lions Gate Entertainment Corp. and its subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this prospectus and the information incorporated by reference into this prospectus may contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21 of the Exchange Act. Such statements are based upon current expectations that involve risks and uncertainties. For example, words such as “anticipates”, “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “projects”, “seeks”, “should” and similar expressions or variations of such words are intended to identify forward-looking statements. Additionally, any statements contained in this prospectus and the information incorporated by reference into this prospectus that are not statements of historical facts or that concern future matters such as our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate and other statements regarding similar matters may be deemed to be forward-looking statements.

Although forward-looking statements in this prospectus and the information incorporated by reference into this prospectus reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the Securities and Exchange Commission (the “SEC”). Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

LIONS GATE ENTERTAINMENT CORP.

Lionsgate is a premier next generation global content leader with a strong and diversified presence in motion picture production and distribution, television programming and syndication, home entertainment, digital distribution, channel platforms and international distribution and sales. We operate primarily through two reporting segments: Motion Pictures and Television Production.

Motion Pictures

Our Motion Pictures segment includes revenues derived from the following:

•	Theatrical. Theatrical revenues are derived from the domestic theatrical release of motion pictures licensed to theatrical exhibitors on a picture-by-picture basis (directly distributed by us in the United States and through a sub-distributor in Canada).

•	Home Entertainment. Home entertainment revenues are derived from the sale and rental of our film productions and acquired or licensed films and certain television programs (including theatrical and direct-to-video releases) to retail stores and through digital media platforms. We distribute a library of approximately 16,000 motion picture titles and television episodes and programs. Home entertainment revenue consists of packaged media revenue and digital media revenue.

•	Television. Television revenues are primarily derived from the licensing of our theatrical productions and acquired films to the domestic cable, satellite and free and pay television markets.

•	International. International revenues are derived from the licensing of our productions, acquired films, our catalog product and libraries of acquired titles from our international subsidiaries and revenues from our distribution to international distributors, on a territory-by-territory basis. International revenues also include revenues from the direct distribution of our productions, acquired films and our catalog product and libraries of acquired titles in the United Kingdom.

•	Motion Pictures - Other. Other revenues are derived from, among others, our interactive ventures and games division, our global franchise management and strategic partnerships division, the sales and licensing of music from the theatrical exhibition of our films and the television broadcasts of our productions, and from the licensing of our films and television programs to ancillary markets.

Television Production

Our Television Production segment includes revenues derived from the following:

•	Domestic Television. Domestic television revenues are derived from the licensing and syndication to domestic markets of one-hour and half-hour series, television movies, mini-series and non-fiction programming.

•	International. International revenues are derived from the licensing and syndication to international markets of one-hour and half-hour series, television movies, mini-series and non-fiction programming.

•	Home Entertainment. Home entertainment revenues are derived from the sale or rental of television production movies or series to retail stores and through digital media platforms. We distribute a library of approximately 16,000 motion picture titles and television episodes and programs. Home entertainment revenue consists of packaged media revenue and digital media revenue.

•	Television Production-Other. Other revenues are derived from, among others, product integration in our television episodes and programs, the sales and licensing of music from the television broadcasts of our productions, and from the licensing of our television programs to ancillary markets.

We are a corporation organized under the laws of the Province of British Columbia, resulting from the merger of Lions Gate Entertainment Corp. and Beringer Gold Corp. on November 13, 1997. Beringer Gold Corp. was incorporated under the Business Corporation Act (British Columbia) on May 26, 1986 as IMI Computer Corp. Lions Gate Entertainment Corp. was incorporated under the Canada Business Corporations Act using the name 3369382 Canada Limited on April 28, 1997, amended its articles on July 3, 1997 to change its name to Lions Gate Entertainment Corp., and on July 24, 1997, continued under the Business Corporation Act (British Columbia).

Our principal offices are located at 250 Howe Street, 20th Floor, Vancouver, British Columbia V6C 3R8 and at 2700 Colorado Avenue, Santa Monica, California 90404. Our telephone numbers are (877) 848-3866 in Vancouver and (310) 449-9200 in Santa Monica. To find out more information about us and our business, you should read the section of the prospectus entitled “Where You Can Find More Information.” We maintain a website at http://www.lionsgate.com. None of the information contained on our website or on websites linked to our website is part of this prospectus.

Business strategy

We continue to grow and diversify our portfolio of film, television and digital content to capitalize on demand from emerging and traditional platforms throughout the world marketplace. We maintain a disciplined approach to acquisition, production and distribution of film and television product, by balancing our financial risks against the probability of commercial success for each project. We pursue the same disciplined approach to investments in, and acquisitions of, libraries and other assets complementary to our business. We believe that our strategic focus on content and creation of innovative content distribution strategies will enhance our competitive position in the industry, ensure optimal use of our capital, build a diversified foundation for future growth and generate significant long-term value for our shareholders.

Recent developments

As of the date of this prospectus, the Company is currently tracking between $1.1 and $1.2 billion of Adjusted EBITDA for the three-year period ending March 31, 2017 (the “2017 Directional Guidance”). See “Risk factors—The directional guidance we provide from time to time is subject to a number of factors that we may not be successful in achieving” for more information.

For a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income, see Exhibit A to this prospectus. This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our estimates for Adjusted EBITDA for the three fiscal years ended March 31, 2017, and information provided in Exhibit A hereto reconciling Adjusted EBITDA to net income for this period. These forward-looking statements reflect the Company’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These statements are not guarantees of future performance and actual results could differ materially from the Company’s current expectations. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances. Our future financial performance is subject to the performance of our business and other factors affecting our company and our assets and liabilities. Neither Ernst & Young LLP, Lions Gate Entertainment Corp.’s independent registered public accounting firm, and Pop Media Group, LLC’s independent auditors, or PricewaterhouseCoopers LLP, Studio 3 Partners, LLC’s independent auditors, or any other audit firm has compiled, examined or performed any procedures with respect to the Company’s directional guidance and, accordingly, they have not expressed any opinion or any other form of assurance on such information. The reports of Ernst & Young LLP and PricewaterhouseCoopers LLP, which are incorporated herein by reference, relate to historical financial information. The reports do not extend to the Company’s directional guidance and should not be read to do so.

THE OFFERING

This prospectus relates to the resale of up to 1,517,451 common shares that may be offered and sold from time to time by the selling shareholders named in this prospectus. The selling shareholders acquired the shares offered for resale under this prospectus in connection with our November 2015 purchase from the selling shareholders of limited liability company interests of Pilgrim Media Group. Subject to certain terms and conditions, we agreed to file a registration statement on behalf of the selling shareholders for the resale of our common shares issued in connection with our purchase of such limited liability company interests of Pilgrim Media Group.

RISK FACTORS

Before you decide whether to purchase any of our securities, in addition to the other information set forth or incorporated by reference in this prospectus, you should carefully consider the risk factors set forth below and under the caption “Risk Factors” in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which are incorporated by reference herein.

The directional guidance we provide from time to time is subject to a number of factors that we may not be successful in achieving.

From time to time, the Company provides directional guidance for its then current three-year period, including the 2017 Directional Guidance provided in this prospectus. The Company’s directional guidance depends on a number of factors that the Company may not be successful in achieving, including, but not limited to the timing and commercial success of the motion pictures and television programming that we distribute, which cannot be predicted with certainty. In particular, underperformance at the box office of one or more motion pictures in any period may cause our revenue and earnings results for that period (and potentially, subsequent periods) to be less than anticipated, in some instances to a significant extent. Accordingly, our results of operations may fluctuate significantly from period to period, and the results of any one period may not be indicative of the results for any future periods.

The 2017 Directional Guidance has been prepared by management on the basis of currently available information. Management believes such estimates have been prepared on a reasonable basis. However, because currently available information is preliminary, such estimates should not be relied on as necessarily indicative of our actual financial results.

The Company’s inability to achieve the 2017 Directional Guidance could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

USE OF PROCEEDS

The selling shareholders will receive all of the proceeds from the sale of common shares under this prospectus. We will not receive any proceeds from these sales.

The selling shareholders will pay any underwriting discounts and commissions and transfer taxes incurred by the selling shareholders in disposing of the shares, as well as the fees and expenses of their counsel. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our independent auditors.

SELLING SHAREHOLDERS

The following table sets forth information with respect to the selling shareholders and the respective principal amounts of common shares beneficially owned by such selling shareholders that may be offered under this prospectus. The information is based on information that has been provided to us by or on behalf of the selling shareholders named in the table, and does not necessarily indicate beneficial ownership for any other purpose. Unless otherwise indicated herein, the selling shareholders do not, and within the past three years have not had, any position, office or other material relationship with us or any of our predecessors or affiliates. Because the selling shareholders may from time to time use this prospectus to offer all or some portion of the common shares offered hereby, we cannot provide an estimate as to the amount or percentage of any such common shares that will be held by the selling shareholders upon termination of any particular offering or sale under this prospectus. In addition, the selling shareholders identified below may have sold, transferred or otherwise disposed of all or a portion of any such common shares since the date on which they provided us information regarding their holdings, in transactions exempt from the registration requirements of the Securities Act.

For the purposes of the following table, the number of our common shares beneficially owned has been determined in accordance with Rule 13d-3 of the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which a selling shareholder has sole or shared voting power or investment power and also any shares which the selling shareholders have the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, warrant or other rights.

The percentage of beneficial ownership for the selling shareholders is based on 150,248,407 common shares outstanding as of November 19, 2015. Under Rule 13d-3(d)(1) of the Exchange Act, shares which a selling shareholder has the right to acquire within 60 days of the date of this prospectus are deemed to be outstanding in calculating the beneficial ownership and the percentage ownership of such selling shareholder but are not deemed to be outstanding as to any other selling shareholder. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership of voting power with respect to the number of common shares actually outstanding as of the date of this prospectus.

		Number of
		Shares Being
	Number of Shares	Offered for	Shares Beneficially Owned
	Beneficially Owned	Resale under this	After Offering(1)
Name	Before Offering	Prospectus (1)	Number	Percentage
Piligian Family Trust dated March 3, 2005 (2)	1,517,451	1,517,451	0	0%
Craig Piligian and Lucinda Piligian (2)	1,517,451	1,517,451	0	0%
Total	1,517,451	1,517,451	0	0%

(1)	Assumes the selling shareholder sells all of the common shares being offered by this prospectus.

(2)	The address of each of the selling shareholders is c/o Craig Piligian, 12020 Chandler Blvd., #205, Valley Village, CA 91607. Craig Piligian is a grantor, settlor and/or trustee of Piligian Family Trust dated March 3, 2005 (the “Trust”) and Craig Piligian and his wife Lucinda Piligian have the right to vote and/or dispose of all 1,517,451 of our common shares held by the Trust and are each deemed to be the beneficial owner of such common shares under applicable securities laws.

PLAN OF DISTRIBUTION

The selling shareholders and any of their respective transferees, pledgees, donees, assignees or other successors-in-interest may, from time to time, sell any or all their respective common shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions, subject to certain transfer restrictions imposed upon certain of the common shares covered by this prospectus. See “Selling Shareholders.” Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange or market distribution in accordance with the rules of the applicable exchange or market;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	through options, swaps or derivatives;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In effecting sales, broker-dealers or agents engaged by the selling shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling shareholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

The selling shareholders will pay any underwriting discounts and commissions and transfer taxes incurred by the selling shareholders in disposing of the shares, as well as the fees and expenses of their counsel. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our independent auditors.

DESCRIPTION OF COMMON SHARES

The following summary description sets forth some of the general terms and provisions of our common shares. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of the shares, you should refer to the provisions of Lions Gate’s Notice of Articles and Articles.

Lions Gate’s authorized capital consists of 500,000,000 common shares and 200,000,000 preference shares.

Common Shares

At the close of business on November 19, 2015, 150,248,407 of Lions Gate’s common shares were issued and outstanding.

Lions Gate’s common shares are listed on the NYSE under the symbol “LGF.” Subject to any preference as to dividends provided to the holders of other shares ranking senior or pari passu to Lions Gate’s common shares with respect to priority in the payment of dividends, the holders of Lions Gate’s common shares will be entitled to receive dividends on the common shares, as and when declared by Lions Gate’s board of directors, out of monies properly applicable to the payment of dividends, in the manner and form the board of directors determines.

On September 15, 2015, our Board of Directors declared a quarterly cash dividend of $0.09 per common share payable on November 10, 2015, to shareholders of record as of September 30, 2015. The amount of dividends, if any, that we pay to our shareholders is determined by our Board of Directors, at its discretion, and is dependent on a number of factors, including our financial position, results of operations, cash flows, capital requirements and restrictions under our credit agreements, and shall be in compliance with applicable law. We cannot guarantee the amount of dividends paid in the future, if any. Lions Gate is also limited in its ability to pay dividends on its common shares by restrictions under the Business Corporations Act (British Columbia) relating to the solvency of Lions Gate before and after the payment of a dividend and by the terms of its credit facility, second lien term loan and the indenture governing its notes. Holders of common shares have no preemptive, conversion or redemption rights and are not subject to further assessment by Lions Gate.

If Lions Gate dissolves or liquidates, or its assets are distributed among its shareholders for the purpose of winding-up its affairs, the holders of Lions Gate’s common shares will be entitled to receive its remaining property and assets, subject to the rights of holders of any then outstanding preference shares ranking senior or pari passu to Lions Gate’s common shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding up.

Except for meetings at which only holders of another specified class or series of Lions Gate’s shares are entitled to vote separately as a class or series, the holders of Lions Gate’s common shares will be entitled to receive notice of and to attend all meetings of Lions Gate’s shareholders and will have one vote for each common share held at all meetings of Lions Gate’s shareholders.

Pursuant to Lions Gate’s Articles and the provisions of the Business Corporations Act (British Columbia), certain actions that may be proposed by Lions Gate require the approval of its shareholders. Lions Gate may, by special resolution, alter its Notice of Articles to increase its authorized capital by such means as creating shares with or without par value or increasing the number of shares with or without par value. Lions Gate may, by special resolution, alter its Notice of Articles to subdivide, consolidate, change from shares with par value to shares without par value or from shares without par value to shares with par value or change the designation of all or any of its shares. Lions Gate may also, by special resolution, alter its Notice of Articles and Articles to create, define, attach, vary, or abrogate special rights or restrictions to any shares. Under the Business Corporations Act (British Columbia) and Lions Gate’s Articles, a special resolution is a resolution passed at a duly-convened meeting of shareholders by two-thirds of the votes cast in person or by proxy at the meeting, or a written resolution consented to by all shareholders who would have been entitled to vote at the meeting of shareholders. In addition, with respect to capital alterations that apply to any part of a class or, in the case of any class with more than one series, any series of issued shares or where rights attached to issued shares are prejudiced or interfered with, that class or series must consent by separate special resolution.

Preferred shares

Lions Gate may issue, from time to time, without further shareholder approval (subject to applicable stock exchange rules), preferred shares in one or more series. At the close of business on November 19, 2015, Lions Gate did not have any preferred shares issued and outstanding. For each series of preferred shares, Lions Gate’s board is authorized to fix the number of preferred shares in, and to determine the designation of the preferred shares of that series. Lions Gate’s board is also authorized to create, define and attach special rights and restrictions to the preferred shares of each series.

Our Articles

Advance Notice Procedures

Our Articles establish an advance notice procedure for “special business” and shareholder proposals to be brought before an annual meeting of shareholders. For special business, advance notice describing the special business to be discussed at the meeting must be provided and that notice must include any documents to be approved or ratified as an addendum.

Special Meeting of Shareholders

Our Articles provide for annual shareholder meetings and state that directors may call a shareholder meeting whenever they might deem such a meeting appropriate.

Business Corporations Act (British Columbia)

Advance Notice Procedures

Under the Business Corporations Act (British Columbia), shareholders may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to Lions Gate in advance of any proposed meeting by delivering a timely written notice in proper form to our secretary or other appropriate officer. The notice must include information on the business the shareholder intends to bring before the meeting.

Shareholder Requisitioned Meeting

Under the Business Corporations Act (British Columbia), shareholders holding 5% or more of our outstanding common shares may request the directors to call a general meeting of shareholders to deal with matters that may be dealt with at a general meeting, including election of directors. If the directors do not call the meeting within the timeframes specified in the Business Corporations Act, the shareholder can call the meeting and we must reimburse the costs.

Removal of Directors and Increasing Board Size

Under the Business Corporations Act (British Columbia) and our Articles, directors may be removed by shareholders by passing a special resolution. The directors may remove a director convicted of an indictable offence, or if a director ceases to be qualified to act as a director and does not promptly resign. Further, under our Articles, the directors may appoint additional directors up to one-third of the number of directors elected by the shareholders.

Canadian Securities Laws

Lions Gate is a reporting issuer in certain provinces of Canada and therefore subject to the securities laws in each province in which it reports. Canadian securities laws require reporting of share purchases and sales by shareholders beneficially holding, directly or indirectly, more than 10% of our common shares. Any shareholder beneficially holding, directly or indirectly, more than 10% of our outstanding common shares must also advise on its intentions for their holdings through public disclosures. Canadian securities laws will also govern how any offer to acquire our equity or voting shares would be conducted.

Transfer Agent and Registrar

CST Trust Company serves as Lions Gate’s transfer agent and registrar for its common shares.

Listing

Our common shares are quoted on the NYSE under the symbol “LGF.”

LEGAL MATTERS

Dentons Canada LLP, Vancouver, British Columbia will pass upon the validity of the common shares offered hereby as well as certain other legal matters.

EXPERTS

The consolidated financial statements of Lions Gate Entertainment Corp. appearing in Lions Gate Entertainment Corp.’s Annual Report (Form 10-K) for the year ended March 31, 2015, and the effectiveness of Lions Gate Entertainment Corp.’s internal control over financial reporting as of March 31, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission), given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Pop Media Group, LLC appearing in Lions Gate Entertainment Corp.’s Annual Report (Form 10-K) for the year ended March 31, 2015, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission), given on the authority of such firm as experts in accounting and auditing.

The financial statements of Studio 3 Partners LLC, incorporated in this prospectus by reference from Exhibit 99.1 to Lions Gate Entertainment Corp.’s Current Report on Form 8-K dated March 13, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with respect to the securities offered in this prospectus with the SEC in accordance with the Securities Act, and the rules and regulations enacted under its authority. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. Statements contained in this prospectus regarding the contents of any document referred to in this prospectus are not necessarily complete, and in each instance, we refer you to the full text of the document that is filed as an exhibit to the registration statement. Each statement concerning a document that is filed as an exhibit should be read along with the entire document. We also file annual, quarterly and current reports and other information with the SEC. For further information regarding us and the securities offered in this prospectus, we refer you to the registration statement and its exhibits and schedules, which may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also read and copy our reports and other information filed with the SEC at the SEC’s Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. The SEC’s website address is http://www.sec.gov.

Our internet address is www.lionsgate.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this supplement or any other report or document we file with or furnish to the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the SEC. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of the offering covered by this prospectus.

•	our annual report on Form 10-K for the fiscal year ended March 31, 2015, filed with the SEC on May 21, 2015;

•	our quarterly reports on Form 10-Q for the quarters ended June 30, 2015, filed with the SEC on August 6, 2015, and September 30, 2015, filed with the SEC on November 9, 2015;

•	our definitive proxy statement filed with the SEC on July 29, 2015 (but only with respect to information required by Part III of our annual report on Form 10-K for the fiscal year ended March 31, 2015);

•	our current reports on Form 8-K filed with the SEC on March 13, 2015, April 9, 2015, May 4, 2015 and May 7, 2015, June 19, 2015, June 29, 2015, and September 17, 2015 (with respect to Item 5.07 only), November 10, 2015, November 12, 2015, November 13, 2015, November 19, 2015; and

•	the description of our common shares contained in our Registration Statement on Form 8-A filed on August 5, 2004 (Commission File No. 001-14880), as amended on March 12, 2010, April 23, 2010 and July 2, 2010, and any amendment or report filed for the purpose of updating such description.

Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other document we subsequently file with the SEC, modifies or supersedes that statement. If any statement is modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded.

Information that is “furnished to” the SEC shall not be deemed “filed with” the SEC and shall not be deemed incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and phone number:

Investor Relations Department

Lions Gate Entertainment Corp.

2700 Colorado Avenue

Santa Monica, California 90404

(310) 449-9200

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.

Exhibit A

The Company is herein providing a reconciliation of its 2017 Directional Guidance of generating Adjusted EBITDA of between $1.1 and $1.2 billion to Net Income over the three fiscal years ending March 31, 2017.

EBITDA is defined as earnings before interest, income tax provision, and depreciation and amortization. Adjusted EBITDA represents EBITDA excluding stock-based compensation, losses on extinguishment of debt, restructuring and other items, start-up losses of new business initiatives and backstopped prints and advertising expense. EBITDA and Adjusted EBITDA are non-GAAP measures. A non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). Presentation of Adjusted EBITDA as a non-GAAP financial measure is commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. The Company’s management believes Adjusted EBITDA to be a meaningful indicator of the Company’s performance, which provides useful information to investors regarding its financial condition and results of operations. While the Company’s management considers Adjusted EBITDA to be an important measure of operating performance, it should be considered in addition to, but not as a substitute for, net income and cash flow from operating activities and other measures of financial performance reported in accordance with GAAP. Not all companies calculate Adjusted EBITDA in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.

The following table sets forth the Adjusted EBITDA for the fiscal year ended March 31, 2015, the six months ended September 30, 2015, and the reconciliation of the forward looking projected Adjusted EBITDA for the three fiscal years ending March 31, 2017.

	Fiscal Year Ended March 31, 2015	Six Months Ended September 30, 2015	Three Years Ended March 31, 2017
			Estimated Range
	Actual	Actual	Low	High
Adjusted EBITDA	$385,181	$62,907	$1,100,000	$1,200,000
Depreciation and amortization	(6,586)	(4,350)	(33,000)	(29,000)
Cash interest (1)	(39,657)	(20,728)	(133,000)	(125,000)
Noncash interest expense (1)	(12,819)	(4,527)	(33,000)	(30,000)
Loss on extinguishment of debt (2)	(11,664)	—	NRE	NRE
Stock-based compensation (3)	(80,310)	(34,271)	NRE	NRE
Restructuring and other items (4)	(10,725)	(4,207)	NRE	NRE
Start-up losses of new business initiatives (5)	(293)	(3,478)	NRE	NRE
Backstopped prints and advertising expense (6)	(12,509)	6,813	NRE	NRE
Interest and other income	2,790	1,155	NRE	NRE
Income tax provision	(31,627)	(699)	NRE	NRE

Net income (loss)	$181,781	$(1,385)	NRE	NRE

NRE: Individual items are not reasonably estimated due to the nature of the items.

(1)	This estimate is based on our current run rate of interest for outstanding indebtedness as of September 30, 2015, and assumes that we issue no additional debt (other than periodic borrowings under lines of credit) and our cash flows are in line with expectations. These estimates could vary widely depending upon those factors and our capital and financing activities.
(2)	Any future debt extinguishments are subject to possible strategic alternatives available to the Company, the variability of the extent of the use of the Company’s cash flows to reduce its debt balances and possible conversion of certain of its debt instruments.
(3)	Forecasting the Company’s future stock prices is inherently difficult, which impacts stock-based compensation.
(4)

In the past, we have incurred restructuring and other items, which include certain unusual items, such as severance and restructuring charges, certain transaction related costs, and the settlement of an administrative order. In the year ended March 31, 2015 we incurred severance costs associated with the integration of the marketing operations of the Company’s Lionsgate and Summit film labels and costs related to the move of our international sales and distribution organization to the United Kingdom. In addition, we incurred transaction costs related to the registration and offering of common shares by a shareholder, for which the Company received no proceeds, pursuant to a preexisting registration rights agreement dated October 22, 2009, and costs related to the previously disclosed Starz Exchange transaction. In the six months ended September 30, 2015 we incurred pension withdrawal costs of $2.7 million related to an underfunded multi-employer pension plan that the Company is no longer participating in and professional fees associated with certain strategic transactions.
(5)	Start-up losses of new business initiatives represent losses associated with our direct to consumer initiatives including subscription video-on demand platforms and Atom Tickets, a theatrical movie discovery service.
(6)	Backstopped prints and advertising expense (“P&A”) represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a first dollar loss guarantee (subject to a cap) that such expense will be recouped from the performance of the film (which results in minimal risk of loss to the Company). The amount represents the P&A expense incurred net of the impact of expensing the P&A cost over the revenue streams similar to a participation expense (i.e. the P&A under these arrangements are being expensed similar to a participation cost for purposes of the adjusted measure). This item depends on the number and timing of the pictures to be released under these arrangements and other factors which cannot be reasonably estimated.

Lions Gate Entertainment Corp.

1,517,451 Common Shares

November 20, 2015

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses (other than underwriting discounts and commissions) to be incurred by the Company in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee	$5,669.15
Accounting fees and expenses	*
Legal fees and expenses	*
Printing fees	*

Total	*

*	Estimated expenses (other than SEC registration fee) are not presently known.

Item 15.	Indemnification of Directors and Officers

Under the Business Corporations Act (British Columbia), Lions Gate may indemnify a present or former director or officer of Lions Gate or a person who acts or acted at Lions Gate’s request as a director or officer of another corporation, or for an affiliate, of Lions Gate, and his heirs and personal or other legal representatives, against all costs, charges and expenses, including legal and other fees and amounts paid to settle an action or satisfy a judgment, actually and reasonably incurred by him including an amount paid to settle an action or satisfy a judgment in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his position with Lions Gate or such other corporation and provided that the director or officer acted honestly and in good faith with a view to the best interests of Lions Gate or such other corporation, and, in the case of a criminal or administrative action or proceeding, had reasonable grounds for believing that his conduct was lawful. Other forms of indemnification may be made only with court approval.

In accordance with the Articles of Lions Gate, Lions Gate shall indemnify every director or former director of Lions Gate, or may, subject to the Business Corporations Act (British Columbia), indemnify any other person after the final disposition of an eligible proceeding if the director or former director was wholly-successful in the outcome (merits or otherwise) or substantially successful on the merits or such director or former director has not otherwise been reimbursed. We have entered into indemnity agreements with our directors, executive officers, and certain other key employees whereby we have agreed to indemnify the directors and officers to the extent permitted by our Articles and the Business Corporations Act (British Columbia).

Lions Gate’s Articles permit Lions Gate, subject to the limitations contained in the Business Corporations Act, to purchase and maintain insurance on behalf of any person mentioned in the preceding paragraph, as the board of directors may from time to time determine. Lions Gate, however, only maintains directors and officers liability insurance and corporate reimbursement insurance.

The foregoing summaries are necessarily subject to the complete text of the statute, Lions Gate’s Articles, and the arrangements referred to above are qualified in their entirety by reference thereto.

Lions Gate has entered into indemnity agreements with its directors and officers that are in compliance with the British Corporations Act (British Columbia).

A directors’ and officers’ insurance policy insures each of the Company’s directors and officers against liabilities incurred in their capacity as such for which they are not otherwise indemnified, subject to certain exclusions. This is in addition to the insurance coverage that the Company maintains in the event it is required to indemnify a director or officer for indemnifiable claims.

Item 16.	Exhibits

See Index to Exhibits which is hereby incorporated herein by reference.

Item 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any Registrant pursuant to the indemnification provisions described herein, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Monica, California, on this 20th day of November, 2015.

Lions Gate Entertainment Corp.

By:	/s/ James W. Barge
James W. Barge
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jon Feltheimer, Michael Burns, Wayne Levin and James W. Barge, severally and not jointly, his or her attorneys-in-fact and agents, each acting alone, with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendment to this Registration Statement on Form S-3, and to file such amendments or supplements, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof. Each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ James W. Barge	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer and Authorized Representative in the United States)	November 20, 2015
James W. Barge

/s/ Michael Burns	Vice Chairman, Director	November 20, 2015
Michael Burns

/s/ Gordon Crawford	Director	November 20, 2015
Gordon Crawford

/s/ Arthur Evrensel	Director	November 20, 2015
Arthur Evrensel

/s/ Jon Feltheimer	Chief Executive Officer (Principal Executive Officer) and Director	November 20, 2015
Jon Feltheimer

/s/ Emily Fine	Director	November 20, 2015
Emily Fine

/s/ Michael T. Fries	Director	November 20, 2015
Michael T. Fries

/s/ Harald Ludwig	Director	November 20, 2015
Harald Ludwig

/s/ Dr. John C. Malone	Director	November 20, 2015
Dr. John C. Malone

/s/ G. Scott Paterson	Director	November 20, 2015
G. Scott Paterson

/s/ Mark H. Rachesky	Chairman of the Board of Directors	November 20, 2015
Mark H. Rachesky, M.D.

/s/ Daryl Simm	Director	November 20, 2015
Daryl Simm

/s/ Hardwick Simmons	Director	November 20, 2015
Hardwick Simmons

/s/ Phyllis Yaffe	Director	November 20, 2015
Phyllis Yaffe

/s/ David M. Zaslav	Director	November 20, 2015
David M. Zaslav

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Articles (incorporated by reference to Exhibit 3.1 to Lions Gate Entertainment Corp.’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005, as filed on June 29, 2005)

3.2	Notice of Articles (incorporated by reference to Exhibit 3.2 to Lions Gate Entertainment Corp.’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009, as filed on November 9, 2009)

3.3	Vertical Short Form Amalgamation Application (incorporated by reference to Exhibit 3.3 to Lions Gate Entertainment Corp.’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007, as filed on May 30, 2007)

3.4	Certificate of Amalgamation (incorporated by reference to Exhibit 3.4 to Lions Gate Entertainment Corp.’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007, as filed on May 30, 2007)

4.1	Specimen common share certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-164960) filed on February 17, 2010

5.1*	Opinion of Dentons Canada LLP

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (with respect to financial statements of Lions Gate Entertainment Corp.)

23.2*	Consent of Ernst & Young LLP, Independent Auditors (with respect to financial statements of Pop Media Group, LLC)

23.3*	Consent of PricewaterhouseCoopers LLP, Independent Auditors (with respect to financial statements of Studio 3 Partners LLC)

23.4*	Consent of Dentons Canada LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page to the registration statement)

*	Filed herewith.